SECURITIES PURCHASE AGREEMENT


                  This SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of August 31, 1998, by and among SOFTNET SYSTEMS, INC., a New York corporation, with headquarters located at 520 Logue Avenue, Mountain View, California 94043 (the "Company"), and the Buyers set forth on the signature page hereto (the "Buyers").

                  WHEREAS:

                  A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended, (the "1933 Act"), and Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the 1933 Act;

                  B. The Company has authorized two new series of preferred stock, designated as its Series E Convertible Preferred Stock (the "Series E
Preferred Stock") and its Series D Convertible Preferred Stock (the "Series D Preferred Stock", collectively with the Series E Preferred Stock, the "Preferred Stock"). The Series E Preferred Stock has the voting powers, preferences and rights set forth in Article Third, Section 3, and the Series D Preferred Stock has the voting powers, preferences and rights set forth in Article Third,
Section 4, of the Company's Amended and Restated Certificate of Incorporation, filed August 31, 1998, attached hereto as Exhibit "A" (the "Certificate of Designations");

                  C. The Preferred Stock is convertible into shares of Common Stock, par value $0.01 per share, of the Company (the "Common Stock"), upon the terms and subject to the limitations and conditions set forth in the Certificate of Designations;

                  D. The Company has authorized the issuance to the Buyers of warrants to purchase in the aggregate up to 187,500 shares of Common Stock, in the form attached hereto as Exhibit "B" (the "Warrants");

                  E. The Buyers desire to purchase from the Company and the Company desires to issue and sell to the Buyers, upon the terms and conditions and in reliance on the representations and warranties set forth in this Agreement, (i) Fifteen Thousand (15,000) shares of Preferred Stock, and (ii) the Warrants, for an aggregate purchase price of Fifteen Million Dollars ($15,000,000); and

                  F. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit "C" (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide to the Buyers certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.





                  NOW THEREFORE, the Company and the Buyers hereby agree as follows:

1.  PURCHASE AND SALE OF PREFERRED SHARES AND WARRANTS.

a. Purchase of Series E Preferred Shares and Warrants. The Company shall issue and sell to the Buyers and each Buyer agrees, on a several and not a joint basis, to purchase from the Company such number of shares of Series E Preferred Stock (together with any Series E Preferred Stock issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, the "Series E Preferred Shares") and Warrants to be issued in connection therewith set forth under such Buyer's name on the signature page hereto executed by each Buyer, for an aggregate purchase price of Seven Million Five Hundred Thousand U.S. Dollars (the "Series E Purchase Price") and a per share of Series E Preferred Stock purchase price of One Thousand Dollars ($1,000). The issuance, sale and purchase of the Series E Preferred Shares and Warrants issued in connection therewith shall take place at the closing (the "First Closing"), subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 6 below. At the First Closing, the Company shall issue and sell to each Buyer and each Buyer shall purchase from the Company Twelve Thousand Five Hundred (12,500) Warrants for each $1,000,000 of Series E Preferred Shares purchased.

b. Purchase of Series D Preferred Shares and Warrants. The Company shall issue and sell to the Buyers and each Buyer agrees, on a several and not a joint basis, to purchase from the Company such number of shares of Series D Preferred Stock (together with any Series D Preferred Stock issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, the "Series D Preferred Shares") and Warrants to be issued in connection therewith set forth under such Buyer's name on the signature page hereto executed by each Buyer, for an aggregate purchase price of Seven Million Five Hundred Thousand U.S. Dollars (the "Series D Purchase Price") and a per share of Series D Preferred Stock purchase price of One Thousand Dollars ($1,000). The issuance, sale and purchase of the Series D Preferred Shares and Warrants issued in connection therewith shall take place at the closing (the "Second Closing"), subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 7 below. At the Second Closing, the Company shall issue and sell to each Buyer and each Buyer shall purchase from the Company Twelve Thousand Five Hundred (12,500) Warrants for each $1,000,000 of Series D Preferred Shares purchased.

c. Form of Payment. The Purchasers shall pay their Series E Purchase Price for the Series E Preferred Shares and their Series D Purchase Price for the Series D Preferred Shares by wire transfer to the account designated pursuant to the Escrow Agreement by and among the Company, each Purchaser and the escrow agent ("Escrow Agent") designated therein in the form attached hereto as Exhibit "D" ("Escrow Agreement"), all in accordance with the terms of the Escrow Agreement. Upon satisfaction of the other conditions to the First Closing specified herein, the escrowed Series E Purchase Price shall be released to the Company against delivery of duly executed certificates representing the number of Series E Preferred Shares and Warrants which the Buyers are purchasing. Upon satisfaction of the other conditions to the Second Closing specified herein, the escrowed Series D Purchase Price shall be released to the Company against delivery of duly executed certificates representing the number of Series D Preferred Shares and Warrants which the Buyers are purchasing.

d. Closing Date. Subject to the satisfaction or waiver of the conditions thereto set forth in Article 6 below, and further subject to the terms and conditions of the Escrow Agreement, the date and time of the First Closing shall be 10:00 a.m. Pacific Standard Time on August 31, 1998 or such other mutually agreed upon date or time. Subject to the satisfaction or waiver of the conditions thereto set forth in Article 7 below, and further subject to the terms and conditions of the Escrow Agreement, the Second Closing shall occur on the day that is no less than ten and no greater than twenty business days following receipt by the investors of notice that the conditions to the Second Closing set forth in Article 7(b) have been satisfied; provided that the Second Closing shall occur no later than 120 days following the date of the First Closing. The date of each Closing shall be referred to as a "Closing Date". In the event the Second Closing does not occur within 120 days of the First Closing, the Company's and the Buyer's obligations with respect to the Second Closing and the Series D Preferred Stock contained herein and in the agreements and instruments to be entered into and filed herewith shall expire.


2. BUYER'S REPRESENTATIONS AND WARRANTIES.

                  Each Buyer represents and warrants to the Company as of the date hereof and as of each Closing, severally and solely with respect to itself and its purchase hereunder and not with respect to any other Buyer, as set forth in this Section 2. Each Buyer makes no other representations or warranties, express or implied, to the Company in connection with the transactions contemplated hereby and any and all prior representations and warranties, if any, which may have been made by the Buyers to the Company in connection with the transactions contemplated hereby shall be deemed to have been merged into this Agreement and any such prior representations and warranties, if any, shall not survive the execution and delivery of this Agreement.

a. Investment Purpose. As of the date hereof, the Buyer is purchasing the Preferred Shares and the shares of Common Stock issuable upon conversion thereof or otherwise with respect thereto including, but not limited to, shares issuable as a result of Conversion Default Payments or any payments pursuant to the Registration Rights Agreement (the "Conversion Shares") and the Warrants and the shares of Common Stock issuable upon exercise thereof (the "Warrants Shares", and collectively with the Preferred Shares, Conversion Shares and Warrants, the "Securities") for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act; provided, however, that by making the representation herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1993 Act.

b. Accredited Investor Status. The Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D. Buyer has delivered an Investor Questionnaire in the form of Exhibit "E" to the Company and Shoreline Pacific (as defined below).

c. Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

d. Information. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Buyer or its advisors. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigation conducted by Buyer or any of its advisors or representatives shall modify, amend or affect Buyer's right to rely on the Company's representations and warranties contained in Section 3 below. The Buyer acknowledges and understands that its investment in the Securities involves a significant degree of risk, including the risks reflected in the SEC Documents (as defined below).

e. Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

f. Transfer or Resale. The Buyer understands that (i) except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred unless (a) the Securities are sold pursuant to an effective registration statement under the 1933 Act; (b) the Buyer shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (c) the Securities are sold or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule) ("Rule 144") or (d) sold or transferred to an affiliate (as defined in Rule 144) of the Buyer; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to the Registration Rights Agreement). Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

g. Legends. The Buyer understands that the certificates representing the Preferred Shares, Warrants and, until such time as the Conversion Shares and Warrant Shares have been registered under the 1933 Act, as contemplated by the Registration Rights Agreement, or otherwise may be sold by the Buyer without restriction as to the number of securities as of a particular date that can then be immediately sold under Rule 144, the Conversion Shares and Warrant Shares, shall bear a restrictive legend in substantially the following form (and a stoptransfer order may be placed against transfer of the certificates for such Securities):


         The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state of the United States. The securities have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under applicable securities laws, or unless offered, sold or transferred pursuant to an available exemption from the registration requirements of those laws.

                  The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any certificate upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) the Securities represented by such certificate are registered for sale under an effective registration statement filed under the 1933 Act, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Securities may be made without registration under the 1933 Act and such sale either has occurred or may occur without restriction on the manner of such sale or transfer or (c) such holder provides the Company with reasonable assurances that such Security can be sold under Rule 144 under the 1933 Act (or a successor rule thereto).

h. Authorization; Enforcement. This Agreement, the Registration Rights Agreement and the Escrow Agreement have been duly and validly authorized, executed and delivered on behalf of the Buyer and are valid and binding agreements of the Buyer enforceable in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity.

i. Residency. The Buyer is a resident of the jurisdiction set forth immediately below such Buyer's name on the signature pages hereto.

j. Sale of Assets. The Buyer acknowledges that, as previously publicly announced, the Company is implementing a strategic refocus to concentrate on its Internet services business. In connection with such refocus, the Company is considering offers to purchase its telecommunications unit, Kansas Communications, Inc. The Buyer acknowledges that nothing in this Agreement or the agreements or instruments to be entered into or filed in connection herewith shall affect the ability of the Company to sell any or all of its non-Internet business units.


3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company represents and warrants to the Buyers as of the date hereof and as of the Closing, as set forth in this Section 3. The Company makes no other warranties, express or implied, to the Buyers in connection with the transactions contemplated hereby and any and all prior representations and warranties, if any, which may have been made by the Company to the Buyers in connection with the transactions contemplated hereby shall be deemed to have been merged into this Agreement and any such prior representation and warranties, if any, shall not survive the execution and delivery of this Agreement.

a. Organization and Qualification. The Company and each of its Subsidiaries (as defined below), if any, is duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. Schedule 3(a) sets forth a list of all of the Subsidiaries of the Company and the jurisdiction in which each is incorporated. The Company and each of its Subsidiaries is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on (i) the business, operations, assets or financial condition of the Company or its Subsidiaries, if any, taken as a whole, or (ii) on the ability of the Company to perform its obligations pursuant to the transactions contemplated hereby or under the agreements or instruments to be entered into or filed in connection herewith, or
(iii) the ability of the Company to perform its obligations with respect to the Securities, as set forth in the Certificate of Designations. "Subsidiaries" means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, 50% or more of the equity or other ownership interests.

b. Authorization; Enforcement. (i) The Company has all requisite corporate power and authority to file and perform its obligations under the Certificate of Designations and to enter into and to perform its obligations under this Agreement, the Registration Rights Agreement, the Escrow Agreement and the Warrants and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) the execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Warrants by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation the filing of the Certificate of Designations, the issuance of the Preferred Shares and the Warrants and the issuance and reservation for issuance of the Conversion Shares in accordance with the Certificate of Designations and Warrant Shares issuable in accordance with the terms of the Warrants have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board or Directors, or its shareholders is required, (iii) this Agreement, the Registration Rights Agreement, the Escrow Agreement and the Warrants have been duly executed and delivered and the Certificate of Designations has been duly filed by the Company, and (iv) each of this Agreement, the Registration Rights Agreement, the Escrow Agreement, the Warrants and the Certificate of Designations constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity.

c. Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 25,000,000 shares of Common Stock of which 8,190,338 shares are issued and outstanding, 1,370,865 shares are reserved for issuance pursuant to the Company's employee and director stock option plans, 1,217,322 shares are reserved for issuance pursuant to securities (other than securities issued under the foregoing plans, the Preferred Shares and the Warrants) exercisable for, or convertible into or exchangeable for shares of Common Stock, 2,474,226 shares are reserved for issuance upon conversion of the Preferred Shares and exercise of the Warrants (subject to adjustment pursuant to the Company's covenant set forth in Section 4(h) below) and 1,513,885 shares are reserved for issuance under the company's cable affiliates incentive program;
(ii) 4,000,000 shares of preferred stock, par value $.10 per share, of which 3,062.5 shares of Series A Convertible Preferred Stock and of which 10,000 shares of Series B Convertible Preferred Stock are issued and outstanding. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and nonassessable. Except as disclosed in
Schedule 3(c), no shares of capital stock of the Company, including the Securities, are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Except as disclosed in Schedule 3(c) and except for the transactions contemplated hereby, as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into, exercisable for, or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, and (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act (except pursuant to the Registration Rights Agreements dated December 31, 1997, and May 28, 1998 between the Company and the investors party thereto and except the Registration Rights Agreement) and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Preferred Shares, Conversion Shares, Warrants or Warrant Shares. The Company has furnished to the Buyers true and correct copies of the Company's Certificate of Incorporation, as amended, as in effect on the date hereof ("Certificate of Incorporation"), the Company's By-laws as in effect on the date hereof (the "By-laws"), and the terms of all securities convertible into or exercisable for Common Stock of the Company and the material rights of the holders thereof in respect thereto.

d. Issuance of Shares. The Preferred Shares, Conversion Shares and Warrant Shares are duly authorized and, upon issuance in accordance with the terms of this Agreement (including the issuance of the Conversion Shares upon conversion of the Preferred Shares in accordance with the Certificate of Designations and the issuance of the Warrant Shares upon exercise of the Warrants in accordance with the terms thereof) will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims, encumbrances, and charges with respect to the issue thereof and, except as disclosed in Schedule 3(c), shall not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability on the holders thereof. The
Company understands and acknowledges the potentially dilutive effect to the Common Stock of the issuance of the Conversion Shares and Warrant Shares upon conversion or exercise of the Preferred Shares or Warrants. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Shares and Warrant Shares upon exercise of the Warrants in accordance with this Agreement, the Certificate of Designations and the Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company. Taking the foregoing into account, the Company's Board of Directors has determined that the issuance of the Securities and the consummation of the other transactions contemplated hereby are in the best interests of the Company and its stockholders.

e. Series of Preferred Stock. Other than the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Series E Preferred Stock and the Series D Preferred Stock, the Company has not designated or established any other preferred stock of the Company. The terms, designations, powers, preferences and relative, participating, and optional or special rights, and the qualifications, limitations, and restrictions of the Preferred Stock are as stated in the Certificate of Designations.

f. No Conflicts. The execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Warrants by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the filing of the Certificate of Designations and the issuance and reservation for issuance of the Preferred Shares, Warrants, Conversion Shares and Warrant Shares) will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or By-laws or
(ii) except as described in Schedule 3(f), violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment (including without limitation, the triggering of any antidilution provision), acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except for such conflicts, breaches, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its Subsidiaries is in violation of its Certificate of Incorporation, By-laws or other organizational documents and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that (and no event has occurred which, without notice or lapse of time or both) would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its Subsidiaries, if any, are not being conducted in violation of any law, ordinance or regulation of any governmental entity, the failure to comply with which would, individually or in the aggregate, have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws or any listing agreement with any securities exchange or automated quotation system, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreement or the Warrants or to perform its obligations under the Certificate of Designations in each case in accordance with the terms hereof or thereof or to issue and sell the Preferred Shares and Warrant in accordance with the terms hereof and to issue the Conversion Shares upon conversion of the Preferred Shares and the Warrant Shares upon exercise of the Warrants. Except as discussed in Schedule 3(f), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is not in violation of the listing requirements of the American Stock Exchange and does not reasonably anticipate that the Common Stock will be delisted by the American Stock Exchange in the foreseeable future. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

g. SEC Documents, Financial Statements. Since September 30, 1996, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). The Company has delivered to each Buyer true and complete copies of the SEC Documents, except for such exhibits and incorporated documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act or the 1933 Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior to the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or
(ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business subsequent to September 30, 1996, and liabilities of the type not required under generally accepted accounting principles to be reflected in such financial statements. Such liabilities incurred subsequent to September 30, 1996 are not, in the aggregate, material to the financial condition or operating results of the Company.

h. Absence of Certain Changes. Except as disclosed in the SEC Documents, since September 30, 1996, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, prospects or results of operations of the Company or any of its Subsidiaries.

i. Absence of Litigation. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries or any of its officers or directors acting as such that could, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which would reasonably be expected to give rise to any action or proceeding described in the foregoing sentence. Schedule 3(i) contains a complete list and summary description of any pending or, to the knowledge of the Company, threatened proceeding against or affecting the Company or any of its Subsidiaries, without regard to whether it could have a Material Adverse Effect. The Company and its Subsidiaries are unaware of any facts or circumstances which would reasonably be expected to give rise to the foregoing.

j. Patents, Copyrights, etc. The Company and each of its Subsidiaries owns or possesses the requisite licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights ("Intellectual Property") to its knowledge necessary to enable it to conduct its business as now operated; there is no claim or action by any person pertaining to, or proceeding pending, or to the Company's knowledge threatened, which challenges the right of the Company or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated; to the Company's knowledge, the Company's or its Subsidiaries' current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any person; and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their Intellectual Property.

k. No Materially Adverse Contracts, Etc. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the reasonable judgment of the Company's officers has or is expected in the future, individually or in the aggregate, to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the reasonable judgment of the Company's officers has or is expected to have a Material Adverse Effect.

l. Tax Status. Except as set forth on Schedule 3(l), the Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. Except as set forth on Schedule 3(l), none of the Company's tax returns is presently being audited by any taxing authority.

m. Certain Transactions. Except as disclosed in the SEC Documents or as set forth on Schedule 3(m) and except for arm's length transactions pursuant to which the Company or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Company or any of its Subsidiaries could obtain from third parties and other than the grant of stock options or the ownership of other securities and rights disclosed on Schedule 3(c), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

n. Disclosure. All information relating to or concerning the Company or any of its Subsidiaries set forth in this Agreement and provided to the Buyers pursuant to Section 2(d) hereof in connection with the transactions contemplated hereby, when taken as a whole, is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company's reports filed under the 1934 Act are being incorporated into an effective registration statement filed by the Company under the 1933 Act).

o. Acknowledgment Regarding Buyer's Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by any Buyer or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Buyer's purchase of the Securities and has not been relied on by the Company in any way. The Company further represents to each Buyer that the Company's decision to enter into this Agreement has been based solely on an independent evaluation by the Company and its representatives.

p. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to the Buyers. The issuance of the Securities to the Buyers will not be integrated with any other issuance of the Company's securities (past, current or future) except for the issuance of the Series A Preferred Stock and Series B Preferred Stock, for purposes of the 1933 Act or any applicable rules of the American Stock Exchange.

q. No Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby, except for dealings with Shoreline Pacific Institutional Financial, the Institutional Division of Financial West Group ('Shoreline Pacific"), whose commissions and fees will be paid for by the Company.

r. Permits; Compliance. The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted except those the failure of which to possess would not, individually or in the aggregate, have a Material Adverse Effect (collectively, the "Company Permits"), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since December 31, 1997, neither the Company nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws that would have a Material Adverse Effect.

s.Environmental Matters.

         (i) Except as set forth in Schedule 3(s), there are, to the Company's knowledge, with respect to the Company or any of its Subsidiaries or any predecessor of the Company, no past or present violations of Environmental Laws (as defined below), releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar federal, state, local or foreign laws and neither the Company nor any of its Subsidiaries has received any notice with respect to any of the foregoing, nor is any action pending or, to the Company's knowledge, threatened in connection with any of the foregoing. The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

         (ii) Other than those that are or were stored, used or disposed of in compliance with applicable law, no Hazardous Materials are contained on or about any real property currently owned, leased or used by the Company or any of its Subsidiaries, and no Hazardous Materials were released on or about any real property previously owned, leased or used by the Company or any of its Subsidiaries during the period the property was owned, leased or used by the Company or any of its Subsidiaries.

         (iii) Except as set forth in Schedule 3(s), to the best knowledge of the Company, there are no underground storage tanks on or under any real property owned, leased or used by the Company or any of its Subsidiaries that are not in compliance with applicable law.


t. Title to Property. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(t) or such as would not have a Material Adverse Effect. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

u. Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

v. Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

w. Employment Matters. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours except where failure to be in compliance would not have a Material Adverse Effect. There are no pending investigations involving the Company or any of its Subsidiaries by the U.S. Department of Labor or any other governmental agency responsible for the enforcement of such federal, state, local or foreign laws and regulations. There is no unfair labor practice charge or complaint against the Company or any of its Subsidiaries pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company or any of its Subsidiaries. Except as set forth in Schedule 3(w), no representation question exists respecting the employees of the Company or any of its Subsidiaries, and no collective bargaining agreement or modification thereof is currently being negotiated by the Company or any of its subsidiaries. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company or any of its Subsidiaries. No material labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent.

x. ERISA Matters. Except as set forth on Schedule 3(x), the Company has no "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, or intended to be qualified under Section 401(a) of the Internal Revenue Code.

y. Investment Company Status. The Company is not and upon consummation of the sale of the Securities will not be an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

z. No General Solicitation. Neither the Company nor any distributor participating on the Company's behalf in the transactions contemplated hereby (if any) nor any person acting for the Company, or any such distributor, has conducted any "general solicitation," as such term is defined in Regulation D, with respect to any of the Securities being offered hereby.

aa. Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.


4.                COVENANTS.

a. Best Efforts. The parties shall use their best efforts to satisfy timely each of the conditions described in Section 6 and 7 of this Agreement.

b. Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Buyers pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company agrees to file a Form 8-K disclosing this Agreement and the transactions contemplated hereby with the SEC within ten (10) business days following the Closing Date and afford the Buyers the opportunity to review and comment on such filing prior to its filing.

c. Reporting Status; Eligibility to Use Form S-3. The Company's Common Stock is registered under Section 12(b) of the 1934 Act. Throughout the Registration Period (as defined in the Registration Rights Agreement), the Company shall timely file all reports, schedules, forms, statements and other documents required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company currently meets, and will take all reasonably necessary action to continue to meet, the "registrant eligibility" requirements set forth in the general instructions to Form S-3.

d. Use of Proceeds. The Company shall use the proceeds from the sale of the Preferred Shares and Warrants in the manner set forth in Schedule 4(d) attached hereto and made a part hereof and shall not otherwise, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership, enterprise or other person (except in connection with its direct or indirect Subsidiaries).

e. Expenses. The Company and the Buyers shall each be liable for their own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and the other agreements to be executed in connection herewith, including, without limitation, attorneys' and consultants' fees and expenses.

f. Financial Information. The financial statements of the Company will be prepared in accordance with U.S. generally accepted accounting principles, consistently applied, and will fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries and results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The Company agrees to send the following reports to each Buyer during the Registration Period (as defined in the Registration Rights Agreement): (i) within ten (10) days after the filing with the SEC, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K; (ii) within one (1) day after release, copies of all press releases issued by the Company or any of its Subsidiaries; and (iii) contemporaneously with the making available or giving to the stockholders of the Company, copies of any notices or other information the Company makes available or gives to such stockholders.

g. Reservation of Shares. Subject to the Maximum Share Amount (as defined in the Certificate of Designations), the Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the full conversion of the outstanding Preferred Shares and issuance of the Conversion Shares in connection therewith (based on the Conversion Price of the Preferred Shares in effect from time to time) and the full exercise of the Warrants and the issuance of the Warrant Shares in connection therewith (based upon the Exercise Price of the Warrants in effect from time to time). The Company shall not reduce the number of shares of Common Stock reserved for issuance upon conversion of the Preferred Shares or exercise of the Warrants without the consent of all the Buyers. The Company shall use its best efforts at all times to maintain the number of shares of Common Stock so reserved for issuance at no less than 2,662,000 shares of Common Stock. If at any time the number of shares of Common Stock authorized and reserved for issuance is below the number of Conversion Shares and Warrant Shares issued and issuable upon conversion of the Preferred Shares and exercise of the Warrants (based on the Conversion Price of the Preferred Shares and Exercise Price of the Warrants then in effect), the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of shareholders to authorize additional shares to meet the Company's obligations under this Section 4(g), in the case of an insufficient number of authorized shares, and using its best efforts to obtain shareholder approval of an increase in such authorized number of shares.

h. Listing. The Company shall, on or before 10 business days following the date hereof, secure the listing of the Conversion Shares and Warrant Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, so long as any Buyer owns any of the Securities, shall maintain such listing of all Conversion Shares and Warrant Shares from time to time issuable (subject to the Maximum Share Limit (as defined in the Certificate of Designations)) upon conversion or exercise of the Preferred Shares and the Warrants. The Company will use its best efforts to obtain and, so long as any Buyer owns any of the Securities, maintain the listing and trading of its Common Stock on the Nasdaq National Market System ("Nasdaq"), the American Stock Exchange ("AMEX") or the New York Stock Exchange ("NYSE"), and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Nasdaq or other exchanges, as applicable. The Company shall promptly provide to each Buyer copies of any notices it receives regarding the continued eligibility of the Common Stock for listing on AMEX or other principal exchange or quotation system on which the Common Stock is listed or traded.

i. Corporate Existence. So long as any Preferred Stock is outstanding, the Company shall maintain its corporate existence in good standing under the laws of the jurisdiction in which it is incorporated and shall not sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where the Company complies with Article X.B in the Certificate of Designations.

j. Solvency; Compliance with Law. The Company (both before and after giving effect to the transactions contemplated by this Agreement) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company would not have, nor does it intend to take any action that would impair, its ability to pay its debts from time to time incurred in connection therewith as such debts mature. The Company will conduct its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations the failure to comply with which would have a Material Adverse Effect.

k. Insurance. The Company shall maintain liability, casualty and other insurance (subject to customary deductions and retentions) with responsible insurance companies against such risk of the types and in the amounts customarily maintained by companies of comparable size to the Company.

l. No Integration. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the 1933 Act or cause the offering of Securities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.

m. No Qualified Opinion. The Company did not receive a qualified opinion from its auditors with respect to its most recent fiscal year end and does not anticipate or know of any basis upon which its auditors might issue a qualified opinion in respect of its current fiscal year.

n. Selling Restrictions. Each Buyer, on behalf of itself and any affiliates, agrees that, in connection with the securities purchased hereunder:

         (i) during any period of determination of any Market Price (as defined in the Certificate of Designations), if Buyer (or others acting under its direction or control) engages in short sale transactions or other hedging activities which involve, among other things, sales of common shares, Buyer will place its sale orders for such shares of Common Stock in the course of such activities so as not to complete or effect any such sale on any trading day during such period at a price which is lower than the lowest sale effected for shares of Common Stock on such day by persons other than Buyer (or others acting under its direction or control).

         (ii) Buyer will not create new trading lows through sales of common shares in order to create a lower Market Price applicable to conversions of Preferred Stock; and

         (iii) Buyer will not on any day sell a number of shares of Common Stock issued or issuable in conversion of the Preferred Shares purchased hereunder greater than 10% of the previous day's trading volume or, if greater, the current day's trading volume on AMEX (or, if the Company's common shares are in the future traded on the Nasdaq, 20% of the previous day's (or, if greater, current day's), trading volume on Nasdaq), unless otherwise authorized by the Company, such authorization not to be unreasonably withheld or delayed; provided that the prohibition contained in this Section 4(n)(iii) shall not apply to (a) block trades of at least 50,000 shares of Common Stock, and (b) block trades of at least 10,000 shares of Common Stock at a per share price of not less than $8.61.


o. Sales by Buyer. Each Buyer agrees to sell all Securities, including those represented by a certificates) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any, or otherwise in compliance with the requirements for an exemption from registration under the 1933 Act and the rules and regulations promulgated thereunder.

p. Additional Equity Capital. The Company agrees that during the period beginning on the Closing Date with respect to the First Closing and ending 180 days from the date the Registration Statement (as defined in the Registration Rights Agreement) is declared effective (plus any days in which sales cannot be made thereunder), if the Company intends to complete a private convertible preferred equity offering, or other similar non-public offering of a convertible equity security that includes a floating conversion mechanism, then the Company will use reasonable efforts to give Buyers an opportunity to participate in such offering.


5.  TRANSFER AGENT INSTRUCTIONS.

                  For each Closing, the Company shall issue irrevocable instructions to its transfer agent to issue certificates, registered in the name of each Buyer or its nominee, for the Conversion Shares and Warrant Shares in such amounts as specified from time to time by such Buyer to the Company upon conversion or exercise of the Preferred Shares and the Warrants in accordance with the terms thereof (the "Irrevocable Transfer Agent Instructions") and shall exercise best efforts following each Closing Date to obtain the written acknowledgement of such transfer agent of receipt of such instructions. Prior to registration of the conversion Shares and Warrant Shares under the 1933 Act, all such certificates shall bear the restrictive legend as and when specified in
Section 2(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof (in the case of the Conversion Shares or Warrant Shares, prior to registration of the Conversion Shares or Warrant Shares under the 1933 Act), will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section shall affect in any way the Buyer's obligations and agreement set forth in Section 2(g) hereof to comply with all applicable prospectus delivery requirements, if any, upon resale of the Securities. If a Buyer provides the Company with (i) an opinion of counsel in form, substance and scope customary for opinions of counsel in comparable transactions, that registration of a resale by such Buyer of any of the Securities is not required under the 1933 Act or (ii) the Buyer provides the Company with reasonable assurances that such Securities may be sold under Rule 144, the Company shall permit the transfer, and, in the case of the Conversion Shares or Warrant Shares, promptly instruct its transfer agent to issue one or more certificates, free from any restrictive legend, in such name and in such denominations as specified by such Buyer. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section, that the Buyer shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

6. CONDITIONS TO THE FIRST CLOSING.

a. Conditions to the Company's Obligation to Sell the Series E Preferred Shares. The obligation of the Company hereunder to issue and sell the Series E Preferred Shares and the Warrants to be issued in connection therewith to each Buyer at the First Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

         (i) The applicable Buyer shall have executed this Agreement, the Registration Rights Agreement and the Escrow Agreement, and delivered the same to the Company and the Escrow Agent.

         (ii) The applicable Buyer shall have delivered the Series E Purchase Price to the Escrow Agent in accordance with Section l(c) above, and an aggregate Purchase Price of at least $7,500,000 shall have been received by the Escrow Agent.

         (iii) The Certificate of Designations shall have been accepted for filing with the Secretary of State of the State of New York.

         (iv) The representations and warranties of the applicable Buyer shall be true and correct in all material respects as of the date when made and as of the date of the First Closing as though made at that time (except for representations and warranties that speak as of a specific date which representations and warranties shall be correct as of such date), and the applicable Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the applicable Buyer at or prior to the date of the First Closing.

         (v) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.


b. Conditions to Buyers' Obligation to Purchase the Series E Preferred Shares. The obligation of each Buyer hereunder to purchase the Series E Preferred Shares and the Warrants to be issued in connection therewith at the First Closing is subject to the satisfaction, at or before the date of the First Closing of each of the following conditions, provided that these conditions are for each such Buyer's respective benefit and may be waived by each such Buyer at any time in its sole discretion:

         (i) The Company shall have executed this Agreement, the Registration Rights Agreement and the Escrow Agreement, and delivered the same to the Buyer.

         (ii) The Certificate of Designations shall have been accepted for filing with the Secretary of State of the State of New York, and evidence thereof reasonably satisfactory to the applicable Buyer shall have been delivered to such Buyer.

         (iii) The Company shall have delivered to the Escrow Agent duly executed certificates (in such denominations as the applicable Buyer shall reasonably request) representing the Series E Preferred Shares and the Warrants being so purchased in accordance with Section l(a) above.

         (iv) The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the date of the First Closing as though made at such time (except for representations and warranties that speak as of a specific date which representations and warranties shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the date of the First Closing. The Buyers shall have received a certificate or certificates, executed by the Chief Executive Officer or the Treasurer of the Company, dated as of the date of the First Closing, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer including, but not limited to certificates with respect to the Company's Certificate of Incorporation, By-laws, Board of Directors' resolutions relating to the transactions contemplated hereby and the incumbency and signatures of each of the officers of the Company who shall execute on behalf of the Company any document delivered on the date of the First Closing.

         (v) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

         (vi) Trading and listing of the Common Stock on the AMEX (or Nasdaq, in the event the Company has secured listing of the Common Stock or Nasdaq prior to the First Closing) shall not have been suspended by the SEC or the AMEX (or Nasdaq).

         (vii) The Buyers shall have received an opinion of the Company's counsel, dated as of the date of the First Closing, in form, scope and substance reasonably satisfactory to the Buyers and in substantially the same form as Exhibit "F" attached hereto.

         (viii) The Common Stock required to be authorized and reserved pursuant to Section V(A) of the Certificate of Designations shall have been duly authorized and reserved by the Company.

         (ix) An aggregate Series E Purchase Price of at least $7,500,000 shall have been received by the Escrow Agent.

         (x) The Irrevocable Transfer Agent Instructions, in form and substance satisfactory to a majority in interest of the Buyers, shall have been delivered to the transfer agent with respect to the Series E Preferred Shares.


7.                CONDITIONS TO THE SECOND CLOSING.

a. Conditions to the Company's Obligation to Sell the Series D Preferred Shares. The obligation of the Company hereunder to issue and sell the Series D Preferred Shares and the Warrants to be issued in connection therewith to each Buyer at the Second Closing is subject to the satisfaction, at or before the date of the Second Closing of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

         (i) The applicable Buyer shall have delivered the Series D Purchase Price to the Escrow Agent in accordance with Section l(c) above, and an aggregate Series D Purchase Price of at least $7,500,000 shall have been received by the Escrow Agent.

         (ii) The representations and warranties of the applicable Buyer shall be true and correct in all material respects as of the date when made and as of the date of the Second Closing as though made at that time (except for representations and warranties that speak as of a specific date which representations and warranties shall be correct as of such date), and the applicable Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the applicable Buyer at or prior to the date of the Second Closing. (iii) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.


b. Conditions to Buyers' Obligation to Purchase the Series D Preferred Shares. The obligation of each Buyer hereunder to purchase the Series D Preferred Shares and the Warrants to be issued in connection therewith at the Second Closing is subject to the satisfaction, at or before the first Closing Date of each of the following conditions, provided that these conditions are for each such Buyer's respective benefit and may be waived by each such Buyer at any time in its sole discretion:

         (i) The Company shall have delivered to the Escrow Agent duly executed certificates (in such denominations as the applicable Buyer shall reasonably request) representing the Series D Preferred Shares and the Warrants being so purchased in accordance with Section l(b) above.

         (ii) The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the date of the Second Closing as though made at such time (except for representations and warranties that speak as of a specific date which representations and warranties shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the date of the Second Closing. The Buyers shall have received a certificate or certificates, executed by the Chief Executive Officer or the Treasurer of the Company, dated as of the date of the Second Closing, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer including, but not limited to certificates with respect to the Company's Certificate of Incorporation, By-laws, Board of Directors' resolutions relating to the transactions contemplated hereby and the incumbency and signatures of each of the officers of the Company who shall execute on behalf of the Company any document delivered on the date of the Second Closing.

         (iii) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement (or Nasdaq, in the event the Company has secured listing of the Common Stock on Nasdaq prior to the First Closing).

         (iv) Trading and listing of the Common Stock on the AMEX (or Nasdaq, in event the Company has secured listing of the Common Stock on Nasdaq prior to the Second Closing) shall not have been suspended by the SEC or the AMEX (or Nasdaq).

         (v) The Buyers shall have received an opinion of the Company's counsel, dated as of the date of the Second Closing, in form, scope and substance reasonably satisfactory to the Buyers and in substantially the same form as Exhibit "F" attached hereto, with appropriate modification to reflect the issuance of the Series D Preferred Shares.

         (vi) The Common Stock required to be authorized and reserved pursuant to Section V(A) of the Certificate of Designations shall have been duly authorized and reserved by the Company.

         (vii) An aggregate Series D Purchase Price of at least $7,500,000 shall have been received by the Escrow Agent.

         (viii) The  Shareholder  Approval  (as  defined in the  Certificate  of
Designations) shall have been obtained, and shall not have been revoked, modified or otherwise subject to challenge.

         (ix) The Registration Statement required to be filed pursuant to the Registration Rights Agreement shall be effective so as to permit the resale of the shares of Common Stock issuable upon conversion of the Series E Preferred Shares and the Series D Preferred Shares and upon exercise of the Warrants.

         (x) The Irrevocable Transfer Agent instruments in form and substance satisfactory to a majority in interest of the Buyers, shall have been delivered to the transfer agent with respect to the Series D Preferred Shares.

         (xi) The Company shall, on or simultaneously with the Second Closing, have raised aggregate gross proceeds of $20,000,000 in debt or non-floating-rate or non-reset equity other than in connection with the issuance of the Preferred Shares and the Warrants.

         (xii) The five trading day average closing bid price of the Common Stock shall be greater than 150% of the Closing Price (as defined in the Certificate of Designations).

         (xiii) No event or circumstance having a Material Adverse Effect shall have occurred and be continuing since the First Closing.


8.GOVERNING LAW; MISCELLANEOUS.

a. Governing Law; Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of New York State without regard to the principles of conflict of laws. The parties hereto hereby submit to the exclusive jurisdiction of the United States Federal and state courts located in New York, New York with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby.

b. Counterparts; Signatures by Facsimile. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

e. Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

f. Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular U.S. mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:


         If to the Company:

         SoftNet Systems, Inc.
         520 Logue Avenue
         Mountain View, CA 94043
         Attn:  Chief Executive Officer
         Phone:   (650) 962-7451
         Fax: (650) 962-7488

         With a copy to:

         Brobeck, Phleger & Harrison
         2200 Geng Road
         Two Embarcadero Place
         Palo Alto, CA 94303
         Attn:  Thomas W. Kellerman, Esq.
         Phone:  (650) 496-2788
         Fax: (650) 496-2777

                  If to a Buyer: To the address set forth immediately below such Buyer's name on the signature pages hereto.

                  Each party shall provide notice to the other party of any change in address.

g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Except as provided herein or therein, neither the Company nor any Buyer shall assign this Agreement, the Registration Rights Agreement or the Warrants or any rights or obligations hereunder or thereunder without the prior written consent of the other. Notwithstanding the foregoing, any Buyer may assign its rights hereunder to any person that purchases Securities in a private transaction from a Buyer or to any of its "affiliates," as that term is defined under the 1934 Act, without the consent of the Company.

h. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

i. Survival. The representations and warranties of the Company and the agreements and covenants set forth in Sections 3, 4, 5 and 8 shall survive the closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of any Buyer. The Company agrees to indemnify and hold harmless each Buyer and all such Buyer's respective officers, directors, employees, partners, members, affiliates, and agents for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties and covenants set forth in Sections 3 and 4 hereof or any of its covenants and obligations under this Agreement or the Registration Rights Agreement, including advancement of expenses as they are incurred.

j. Publicity. The Company and each Buyer shall have the right to review, a reasonable period of time before issuance thereof, any press releases, or relevant portions of any SEC, AMEX or Nasdaq filings, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyers, to make any press release or SEC, AMEX or Nasdaq filings with respect to such transactions as are required by applicable law and regulations (although the Company shall make reasonable efforts to consult with the Buyers in connection with any such press release prior to its release and filing and shall be provided with a copy thereof and be given an opportunity to comment thereon).

k. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

l. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

m. Equitable Relief. The Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

n. Clarification Regarding Series A Preferred Stock. For purposes of determining the aggregate number of shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock (the "Series A Preferred Stock") pursuant to Article V.B of the Certificate of Designations for the Series A Preferred Stock, Certificate of Designations if the issuance of Series E Preferred Stock and/or Series D Preferred Stock is aggregated with the Series A Preferred Stock pursuant to the regulations of AMEX or the Nasdaq Stock Market, the shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock and/or shall be aggregated with the shares of Common Stock issuable pursuant to and/or upon conversion of the shares of Series E Preferred Stock and Series D Preferred Stock for purposes of calculation of any shareholder approval requirement with respect to the Series A Preferred Stock.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]


                  IN WITNESS WHEREOF, the undersigned Buyers and the Company have caused this Agreement to be duly executed as of the date first above written.



COMPANY:

SOFTNET SYSTEMS, INC.


By:__________________________________________
Name:
Title:

                      [SIGNATURES CONTINUED ONTO NEXT PAGE]

BUYERS:

RGC INTERNATIONAL INVESTORS, LDC

By:      Rose Glen Capital Management, L.P.
         Investment Manager

By:      RGC General Partner Corp.


By:_____________________________________________
Name:
Its:     Managing Director

         Aggregate Subscription Amount: $15,000,000

         No. of Shares of Series E Preferred Stock:   7,500
         No. of Warrants at First Closing:           93,750

         No. of Shares of Series D Preferred Stock:   7,500
         No. of Warrants at Second Closing:          93,750

RESIDENCE:   Cayman Islands

ADDRESS:

                  c/o Rose Glen Capital Management, L.P.
                  3 Bala Plaza East, Suite 200
                  251 St. Asaphs Road
                  Bala Cynwyd, PA 19004
                  Fax:              (610) 617-0570
                  Telephone:        (610) 617-5900
                  Attn: Wayne Bloch



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                                    Exhibit A

                           Certificate of Designation




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                                    Exhibit B

                             Stock Purchase Warrant




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                                    Exhibit C

                          Registration Rights Agreement




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                                    Exhibit D

                            Form of Escrow Agreement



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                                    Exhibit E

                         Form of Investor Questionnaire




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                                    Exhibit F

                              Form of Legal Opinion




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                                    Exhibit G

                              Form of Press Release





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                                    Exhibit H

                          Form of Notice of Conversion

                                 (See attached)




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                                    Exhibit I

                              SOFTNET SYSTEMS, INC.

          CONVERSION NOTICE - SERIES [C/Dl CONVERTIBLE PREFERRED STOCK


Reference is made to the Statement of Terms (the "Article Third, Section [3/4]") of the Series [C/D] Convertible Preferred Stock, face amount $1,000 per share (the "Preferred Shares"), of SoftNet Systems, Inc., a New York corporation (the "Company"). In accordance with and pursuant to Article Third, Section [3/4], the undersigned hereby elects to convert the number of Preferred Shares indicated below into shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company, by tendering the stock certificates) representing the share(s) of Preferred Stock specified below as of the date specified below.

Date of Conversion:

Number of Preferred Shares to be converted:
Stock certificate no(s). of Preferred Shares to be converted:
Please confirm the following information:
Conversion Price:
Number of shares of Common Stock
to be issued:

Please issue the Common Stock and, if applicable, any check drawn on an account of the Company into which the Preferred Shares are being converted in the following name and to the following address:

Issue to:



Facsimile Number:

Authorization:
By:
Title:

Dated:


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The undersigned  hereby  represents and covenants that it has complied,  or will comply, with any and all prospectus delivery requirements with respect to its sale of the Common Stock of the Company being issued herewith.

[ADD INFORMATION RE: DTC / DWAC PROCEDURES]

[ACKNOWLEDGED AND AGREED:

SOFTNET SYSTEMS, INC.


By:
Name:
Title:

Date: